Exhibit 4.3

REGISTRATION RIGHTS AGREEMENT

Dated as of July 7, 2003

among

Wynn Resorts, Limited,

Wynn Resorts Funding, LLC

and

Deutsche Bank Securities Inc.

and

SG Cowen Securities Corporation

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement”) is made and entered into this 7th day of July, 2003, among Wynn Resorts, Limited, a Nevada corporation (the “Company”), Wynn Resorts Funding, LLC, a Nevada limited liability company (the “Guarantor”), and Deutsche Bank Securities Inc. and SG Cowen Securities Corporation (collectively, the “Initial Purchasers”).

This Agreement is made pursuant to that certain Purchase Agreement, dated June 30, 2003, among the Company, the Guarantor and the Initial Purchasers (the “Purchase Agreement”), which provides for the sale by the Company to the Initial Purchasers of up to $250,000,000 aggregate principal amount (including $50,000,000 aggregate principal amount of Debentures as to which the Initial Purchasers may exercise their option set forth in Section 2(b) of the Purchase Agreement) of the Company’s 6% Convertible Subordinated Debentures due 2015 (the “Debentures”), guaranteed by the Guarantor (the “Subsidiary Guarantee”). The Company will also guarantee the Guarantor’s obligations under the Subsidiary Guarantee (together with the Subsidiary Guarantee, the “Guarantee”). In order to induce the Initial Purchasers to enter into the Purchase Agreement and in satisfaction of a condition to the Initial Purchasers’ obligations thereunder, the Company and the Guarantor have agreed to provide to the Initial Purchasers and their direct and indirect transferees and assigns the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.

In consideration of the foregoing, the parties hereto agree as follows:

1. Definitions.

As used in this Agreement, the following capitalized defined terms shall have the following meanings:

“1933 Act” shall mean the Securities Act of 1933, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.

“1934 Act” shall mean the Securities Exchange Act of l934, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.

“Agreement” shall have the meaning set forth in the preamble to this Agreement.

“Closing Date” shall mean the Closing Time as defined in the Purchase Agreement.

“Common Stock” shall mean common stock of the Company.

“Company” shall have the meaning set forth in the preamble to this Agreement and also includes the Company’s successors.

“Debentures” shall have the meaning set forth in the preamble to this Agreement.

“Depositary” shall mean The Depository Trust Company, or any other depositary appointed by the Company; provided, however, that any such depositary must have an address in The Borough of Manhattan, The City of New York.

“Effectiveness Period” shall have the meaning set forth in Section 2.1(a) hereof.

“Effectiveness Target Date” shall mean the two hundred fiftieth (250th) day after the Closing Date.

“Event Date” shall have the meaning set forth in Section 2.4 hereof.

“Filing Date” shall mean the one hundred sixtieth (160th) day after the Closing Date.

“Guarantee” shall have the meaning set forth in the preamble to this agreement.

“Guarantor” shall have the meaning set forth in the preamble to this agreement.

“Holder” shall mean an Initial Purchaser, for so long as it owns any Registrable Securities, and each of its successors, assigns and direct and indirect transferees who become registered owners of Registrable Securities under the Indenture.

“Indenture” shall mean the Indenture relating to the Securities, dated as of July 7, 2003, among the Company, the Guarantor and U.S. Bank, National Association, as trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Initial Purchasers” shall have the meaning set forth in the preamble to this Agreement.

“Liquidated Damages” shall have the meaning set forth in Section 2.4 hereof.

“Majority Holders” shall mean the Holders of a majority of the aggregate principal amount of Registrable Securities outstanding; provided that, for purpose of this definition, a Holder of shares of Common Stock issued upon conversion of the Debentures that constitute Registrable Securities shall be deemed, for the purposes of this definition, to hold the aggregate principal amount of Debentures from which such Common Stock was converted.

“NASD” shall mean the National Association of Securities Dealers, Inc.

“Person” shall mean an individual, partnership, corporation, limited liability company, joint venture, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Prospectus” shall mean the prospectus included in any Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to any such prospectus, including post-effective amendments, and in each case including all material incorporated or deemed to be incorporated by reference therein.

“Purchase Agreement” shall have the meaning set forth in the preamble to this Agreement.

“Registrable Securities” shall mean the Securities, until such securities have been converted or exchanged and, at all times subsequent to any conversion or exchange, any securities into which or for which such securities have been converted or exchanged, and any security with respect thereto upon any stock dividend, split, merger or similar event; provided, however, that any Securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to such Securities shall have been declared effective under the 1933 Act and such Securities shall have been disposed of pursuant to such Registration Statement, (ii) such Securities shall have been sold to the public pursuant to Rule l44 (or any similar provision then in force, but not Rule 144A) under the 1933 Act, (iii) the two-year anniversary of the Closing Date, or (iv) such Securities shall have ceased to be outstanding.

“Registration Default” shall have the meaning set forth in Section 2.4 hereof.

“Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Company and the Guarantor with this Agreement, including without limitation: (i) all SEC, stock exchange or NASD registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state or other securities or blue sky laws and compliance with the rules of the NASD (including fees and disbursements of counsel for any underwriters or Holders in connection with qualification of any Registrable Securities under state or other securities or blue sky laws and any filing with and review by the NASD), (iii) all expenses of any Persons in preparing or assisting the Company and the Guarantor in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements, certificates representing the Securities and other documents relating to the performance of and compliance with this Agreement, (iv) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Securities on any securities exchange or exchanges or on any quotation system, (v) all rating agency fees, (vi) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vii) the fees and disbursements of counsel for the Company and the Guarantor and the fees and expenses of independent public accountants for the Company and the Guarantor, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance, (viii) the fees and expenses of a “qualified independent underwriter” as defined by Conduct Rule 2720 of the NASD (if required by the NASD rules) and the fees and disbursements of its counsel, (ix) the fees and expenses of the Trustee, any registrar, any depositary, any paying agent, any escrow agent or any custodian, in each case including their respective counsel, (x) the reasonable fees and disbursements of one law firm representing the Initial Purchasers and the Holders of Registrable Securities and (xi) any fees and disbursements of the underwriters customarily paid by issuers or sellers of securities and the fees and expenses of any special experts retained by the Company and/or the Guarantor in connection with any Registration Statement, but excluding underwriting discounts and commissions and any transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

“Registration Statement” shall mean any registration statement of the Company and the Guarantor pursuant to the provisions of Section 2 of this Agreement that covers all of the

Registrable Securities held by Holders that have provided the information required pursuant to the terms of Section 2.1(d) hereof on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated or deemed to be incorporated by reference therein.

“SEC” shall mean the United States Securities and Exchange Commission or any successor agency thereto.

“Securities” shall mean the Debentures, the Guarantee and the shares of Common Stock issuable upon conversion of the Debentures.

“Shelf Registration” shall have the meaning set forth in Section 2.1(a) hereof.

“TIA” shall mean the Trust Indenture Act of 1939, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.

“Trustee” shall mean the trustee with respect to the Securities under the Indenture.

“Underwriter” shall have the meaning set forth in Section 4(a) hereof.

2. Registration Under the 1933 Act.

2.1 Shelf Registration.

(a) As promptly as practicable, but no later than the Filing Date, the Company and the Guarantor shall file with the SEC, a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 under the 1933 Act covering all of the Registrable Securities held by Holders that have provided the information required pursuant to the terms of Section 2.1(d) hereof (the “Shelf Registration”). The Shelf Registration shall be on an appropriate form permitting registration of such Registrable Securities for resale by the Holders in the manner or manners reasonably designated by them (including, without limitation, one or more underwritten offerings). Each of the Company and the Guarantor shall use its commercially reasonable best efforts to cause the Registration Statement to be declared effective by the SEC as promptly as practicable, but no later than the Effectiveness Target Date, and to keep such Registration Statement continuously effective, supplemented and amended as required, in order to permit the Prospectus forming a part thereof to be useable by the Holders until the earliest of (i) the date when the Holders are able to sell all of their Registrable Securities immediately without restriction pursuant to the volume limitation provisions of Rule 144 under the 1933 Act or otherwise, (ii) the date when all of the Registrable Securities covered by the Registration Statement have been sold pursuant to the Registration Statement (iii) the two-year anniversary date of the Closing Date, and (iv) the date no Registrable Securities are outstanding (the “Effectiveness Period”); provided, however, that the Effectiveness Period in respect of the Registration Statement shall be extended to the extent required to permit dealers to comply with the applicable prospectus delivery requirements of Rule 174 under the 1933 Act and as otherwise provided herein.

(b) Notwithstanding any other provisions hereof, each of the Company and the Guarantor shall use its commercially reasonable best efforts to ensure that (i) any Registration Statement and any amendment thereto and any Prospectus forming a part thereof and any supplements thereto complies in all material respects with the 1933 Act, (ii) any Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming a part of any Registration Statement and any amendment or supplement to such Prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) The Company and the Guarantor further agree, if necessary, to supplement or amend the Registration Statement, as required by Section 3(b) below, and to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC.

(d) No Holder of Registrable Securities may include any of its Registrable Securities in the Registration Statement pursuant to this Agreement unless the Holder furnishes to the Company in writing such information as the Company may reasonably request for use in connection with the Registration Statement or Prospectus included therein and in any application to be filed with or under state securities laws (the form of questionnaire is attached as Annex A to the Offering Memorandum). Before the effectiveness of the Registration Statement, each Holder of Registrable Securities wishing to resell Registrable Securities pursuant to a Registration Statement and related Prospectus agrees to furnish this information to the Company in writing at least five business days prior to any intended distribution of Registrable Securities under the Registration Statement and the Company and the Guarantor agree to include this information in the Registration Statement in a manner so that upon effectiveness the Holders will be permitted to deliver the Prospectus to purchasers of the Holder’s Securities. From and after the date of the Registration Statement is first declared effective, upon receipt of a completed questionnaire (in the form attached as Annex A to the Offering Memorandum), the Company and the Guarantor will, as promptly as practicable but in any event within 10 business days of receipt, file any amendments or supplements to the Registration Statement necessary for Holders to be named as selling securityholders in the Prospectus contained therein to be permitted to deliver the Prospectus to purchasers of the Holder’s Securities (subject to the right of the Company and the Guarantor to suspend the Registration Statement as described in Sections 3(e)(ii), 3(e)(iii), 3(e)(v) through 3(e)(vii) and 3(j)(C) below); provided, however, that the Company and the Guarantor will not be obligated to file more than one such amendment or supplement to the Registration Statement in any 30-day period following the date the Registration Statement is declared effective for the purpose of naming Holders as selling securityholders who were not named in the Registration Statement at the time of effectiveness. Holders that do not complete and deliver the questionnaire in a timely manner will not be named as selling securityholders in the Prospectus. Each Holder as to which the Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make information previously furnished to the Company by the Holder not materially misleading.

2.2 Expenses. The Company shall pay all Registration Expenses in connection with the Shelf Registration and any Registration Statement. Each Holder shall pay all fees and disbursements of its counsel (other than as set forth in the preceding sentence or in the definition of Registration Expenses) and all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities pursuant to the Registration Statement.

2.3 Effectiveness. The Registration Statement shall not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that if, after it has been declared effective, the offering of Registrable Securities pursuant to the Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement shall be deemed not to have been effective during the period of such interference, until the offering of Registrable Securities pursuant to such Registration Statement may legally resume.

2.4 Liquidated Damages. The Company, the Guarantor and the Initial Purchasers agree that the Holders of Registrable Securities will suffer damages if the Company or the Guarantor fails to fulfill its obligations under Section 2.1 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, each of the Company and the Guarantor, jointly and severally, agrees to pay, as liquidated damages and not as a penalty, on the Registrable Securities (“Liquidated Damages”) under the circumstances and to the extent as set forth below. In the event that (a) the Registration Statement has not been filed with the SEC on or prior to the Filing Date, (b) the Registration Statement is not declared effective by the SEC on or prior to the Effectiveness Target Date, (c) the Registration Statement has been declared effective by the SEC and such Registration Statement ceases to be effective or usable at any time during the Effectiveness Period for any reason (other than as a result of the Company’s and the Guarantor’s exercise of their right to suspend the use of the Registration Statement and the Prospectus for a period not to exceed the period set forth in Section 2.4(d) below, as set forth in Section 3(j) hereof) without being succeeded within five business days by a post-effective amendment to such Registration Statement or a report filed with the SEC pursuant to the 1934 Act that cures such failure or (d) the Company or the Guarantor suspends the use of any Prospectus related to the Registration Statement for a period exceeding forty-five (45) days in any consecutive three-month period or exceeding an aggregate of ninety (90) days in any consecutive twelve-month period (each such event referred to in clauses (a) through (d) above, a “Registration Default”), then the interest rate borne by the Debentures shall be increased as Liquidated Damages (x) by one-quarter of one percent (0.25%) per annum upon the occurrence of each Registration Default up to and including the ninetieth (90th) day following such Registration Default and (y) by one-half of one percent (0.50%) from and after the ninety-first (91st) day following the occurrence of such Registration Default, provided that the aggregate increase in such interest rate will in no event exceed one half of one percent (0.50%) per annum. Upon the cure of such Registration Default, the accrual of Liquidated Damages will cease and the interest rate will revert to the original rate so long as no other Registration Default shall have occurred and shall be continuing at such time; provided, however, that, if after any such reduction in interest rate, one or more Registration Defaults shall again occur, the interest rate shall again be increased pursuant to the foregoing provisions. Notwithstanding the foregoing, no Liquidated Damages shall accrue as to any Debenture or as to any Common Stock issuable upon the conversion of a Debenture from and after the earlier of (x) the date such security is no longer a Registrable Security and (y) the expiration of the Effectiveness Period. The rate of accrual of the Liquidated Damages with respect to any period shall not exceed the rate provided for in this Section 2.4 notwithstanding the occurrence of multiple concurrent Registration Defaults. A Registration Default under clause (a) above shall be cured on the date that the Shelf Registration is filed with the SEC; a Registration Default under clause (b) above shall be cured on the date that the Shelf Registration is declared effective by the SEC; a Registration Default under clause (c) above shall be cured on the date the Shelf Registration is declared effective or useable; and a Registration Default under clause (d) above shall be cured on the date the Prospectus is declared useable by the Company and the Guarantor. In the event of a Registration Default, the Company and the Guarantor shall pay Liquidated Damages to (x) the holders of Debentures based on the aggregate principal amount held by such holders of Debentures and (y) the holders of Common Stock issued upon conversion of the Debentures based on the aggregate principal amount of such Debentures from which such holders’ Common Stock was converted.

The Company shall notify the Trustee within three business days after each and every date on which a Registration Default occurs (an “Event Date”). Liquidated Damages shall be paid by the Company and the Guarantor to the Holders of Debentures by depositing with the Trustee, in trust, for the benefit of the Holders of Debentures, on or before the applicable semiannual interest payment date, immediately available funds in sums sufficient to pay the Liquidated Damages then due. Such Liquidated Damages due shall be payable on each interest payment date to the record Holder of Securities entitled to receive the interest payment to be paid on such date as set forth in the Indenture. Liquidated Damages in respect of Common Stock issued upon conversion of Debentures shall be payable by the Company and the Guarantor to the holders of Common Stock issued upon conversion of such Debentures concurrently with the payment of Liquidated Damages to the holders of Debentures. Each obligation to pay Liquidated Damages shall be deemed to accrue from and including the day following the applicable Event Date but excluding the day on which the Registration Default (or if more than one Registration Default shall have occurred, the last Registration Default) is cured. When such Registration Default is cured, accrued and unpaid Liquidated Damages will be paid in cash to the record holder as of the date of such cure.

2.5 Specific Enforcement. Without limiting the remedies available to the Initial Purchasers and the Holders, the Company and the Guarantor acknowledge that any failure by the Company or the Guarantor to comply with its obligations under this Section 2 may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it would not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the obligations of the Company and Guarantor under this Section 2.

3. Registration Procedures.

In connection with the obligations of the Company and the Guarantor with respect to the Shelf Registration and the Registration Statement pursuant to Section 2 hereof, each of the Company and the Guarantor agrees to:

(a) prepare and file with the SEC by the Filing Date a Registration Statement within the period specified in Section 2, on the appropriate form under the 1933 Act, which form (i) shall be selected by the Company and the Guarantor, (ii) shall be available for the sale of the Registrable Securities by the selling Holders thereof, and (iii) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the SEC to be filed therewith or incorporated by reference therein, and use its commercially reasonable best efforts to cause such Registration Statement to become effective and remain effective in accordance with the terms of this Agreement (including, without limitation, Section 3(j) hereof);

(b) subject to Section 3(j) hereof, prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary under applicable law to keep such Registration Statement effective for the applicable period; cause each Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provision then in force) under the 1933 Act; and use commercially reasonable best efforts to comply with the provisions of the 1933 Act and the 1934 Act with respect to the disposition of all securities covered by a Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof;

(c) (i) notify each Holder of Registrable Securities, as promptly as practicable, but in any event no less than five business days prior to filing, that a Registration Statement with respect to the Registrable Securities is being filed and advising such Holders that the distribution of Registrable Securities will be made in accordance with the method elected by the Majority Holders; (ii) furnish to each Holder of Registrable Securities, to counsel for the Holders, to counsel for the Initial Purchasers and to each underwriter of an underwritten offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder, counsel or underwriter may reasonably request, including financial statements and schedules and, if such Holder, counsel or underwriter so requests, all exhibits (including those incorporated by reference) in order to facilitate the public sale or other disposition of the Registrable Securities; and (iii) subject to any notice by the Company or the Guarantor in accordance with Section 3(j) of the existence of any fact or event of the kind described in Section 3(e)(v) or 3(e)(vi), the Company and the Guarantor hereby consent to the use of the Prospectus, including each preliminary Prospectus, or any amendment or supplement thereto by each of the Holders and underwriters of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by any Prospectus or any amendment or supplement thereto;

(d) prior to any public offering of the Registrable Securities pursuant to a Registration Statement, use its commercially reasonable best efforts to register or qualify the Registrable Securities under all applicable state securities or “blue sky” laws of such jurisdictions as any Holder of Registrable Securities covered by a Registration Statement and each underwriter of an underwritten offering of Registrable Securities shall request, to cooperate with the Holders and the underwriters of any Registrable Securities in connection with any filings required to be made with the NASD, to keep each such registration or qualification effective during the period such Registration Statement is required to be effective, and do any and all other acts and things which may be necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that neither the Company nor the Guarantor shall be required to (x) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d) or (y) take any action which would subject it to general service of process or taxation in any such jurisdiction if it is not then so subject;

(e) notify each Holder of Registrable Securities and, if known, counsel for such Holder promptly and, if requested by such Holder or counsel, confirm such advice in writing promptly (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request by the SEC or any state securities authority for post-effective amendments or supplements to a Registration Statement or Prospectus or for additional information after a Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if between the effective date of a Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company and/or the Guarantor contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to such offering cease to be true and correct in all material respects, (v) that there has been an event or the discovery of facts (without any specificity of the event or fact) during the period a Registration Statement is effective which makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or which constitutes an omission to state a material fact in such Registration Statement or Prospectus or which requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein not misleading, (vi) of the receipt by the Company or the Guarantor of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (vii) of any determination by the Company and the Guarantor that a post-effective amendment to a Registration Statement would be appropriate;

(f) furnish counsel for the Holders of Registrable Securities and, if known, counsel for any underwriters of Registrable Securities copies of any comment letters received from the SEC or any other request by the SEC or any state securities authority for amendments or supplements to a Registration Statement and Prospectus or for additional information;

(g) use its commercially reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement as soon as practicable and provide immediate notice to each Holder of the withdrawal of any such order;

(h) furnish to each Holder of Registrable Securities, and each underwriter, if any, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto, including financial statements and schedules (without documents incorporated or deemed to be incorporated therein by reference or exhibits thereto, unless requested);

(i) cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and cause such Registrable Securities to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders or the underwriters, if any, request in writing at least three business days prior to the closing of any sale of Registrable Securities;

(j) upon (A) the occurrence of any event described in Section 3(e)(iii) hereof, (B) the occurrence of any event or the discovery of any facts, each as contemplated by Sections 3(e)(v) and 3(e)(vi) hereof, or (C) the occurrence or existence of any corporate development that, in the reasonable discretion of the Company and the Guarantor, makes it appropriate to suspend the availability of a Registration Statement and the related Prospectus, (1) in the case of the occurrence of any event or the discovery of any facts as contemplated by Section 3(e)(v), subject to the next sentence, as promptly as is practicable after the occurrence of such an event, use its commercially reasonable best efforts to prepare a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated or deemed to be incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, neither such Registration Statement nor the related Prospectus will contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, and, in the case of a post-effective amendment to a Registration Statement, subject to the next sentence, use commercially reasonable best efforts to cause it to be declared effective as promptly as is practicable, and (2) give notice to the Holders of Registrable Securities that the availability of the Shelf Registration Statement is suspended (a “Deferral Notice”) and, upon receipt of any Deferral Notice, each Holder agrees not to sell any Registrable Securities pursuant to the Registration Statement until such Holder’s receipt of copies of the supplemented or amended Prospectus provided for in clause (1), or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. Each of the Company and the Guarantor will use its commercially reasonable best efforts to ensure that the use of the Prospectus may be resumed (x) in the case of clause (A) above, as promptly as is practicable, (y) in the case of clause (B) above, as soon as, in the reasonable judgment of the Company and the Guarantor, if public disclosure of such event or fact would not be prejudicial to or contrary to the interests of the Company or, if necessary to avoid unreasonable burden or expense, as promptly as practicable thereafter, and (z) in the case of clause (C) above, as soon as, in the reasonable discretion of the Company and the Guarantor, such suspension is no longer appropriate. If the period during which the availability of the Registration Statement and any Prospectus is suspended shall exceed the time period specified in Section 2.4(d) hereof, the Company and the Guarantor shall pay Liquidated Damages pursuant to Section 2.4.

(k) obtain CUSIP numbers for all Registrable Securities not later than the effective date of a Registration Statement, and provide the Trustee with printed certificates for the Registrable Securities in a form eligible for deposit with the Depositary;

(l) (i) cause the Indenture to be qualified under the TIA in connection with the registration of the Registrable Securities, (ii) cooperate with the Trustee and the Holders to effect such changes, if any, to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and (iii) execute, and use its commercially reasonable best efforts to cause the Trustee to execute, all documents as may be required to effect such changes, if any, and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

(m) enter into agreements (including underwriting agreements) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

(i) make such representations and warranties to the Holders of such Registrable Securities and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings as may be requested by such Holders and underwriters;

(ii) in connection with any underwritten offering, seek to obtain opinions of counsel to the Company and Guarantor and updates thereof (which counsel and opinions (in form, scope and substance) shall be satisfactory to the managing underwriters, if any, and the Holders of a majority in principal amount of the Registrable Securities being sold) addressed to each selling Holder and the underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be requested by such Holders and underwriters;

(iii) in connection with any underwritten offering, seek to obtain “comfort letters” and updates thereof with respect to such Registration Statement and the Prospectus included therein, all amendments and supplements thereto and all documents incorporated or deemed to be incorporated by reference therein from the Company’s and Guarantor’s independent certified public accountants and from the independent certified public accountants for any other Person or any business or assets whose financial statements are included or incorporated by reference in the Registration Statement or Prospectus, each addressed to the underwriters, if any, and to have such letter addressed to the selling Holders of Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in “comfort letters” to underwriters in connection with similar underwritten offerings;

(iv) enter into securities sales agreements with the Holders and agents of the Holders providing for, among other things, the appointment of such agents for the selling Holders for the purpose of soliciting purchases of Registrable Securities, which agreements shall be in form, substance and scope customary for similar offerings;

(v) if an underwriting agreement is entered into in the case of any underwritten offering, cause the same to set forth indemnification and contribution provisions and procedures substantially equivalent to the indemnification and contribution provisions and procedures set forth in Section 4 hereof with respect to the underwriters and all other parties to be indemnified pursuant to Section 4 hereof or, at the request of any underwriters, in the form customarily provided to such underwriters in similar types of transactions; and

(vi) deliver such other documents and certificates as may be reasonably requested by, and as are customarily delivered in similar offerings to, the Holders of a majority in aggregate principal amount of the Registrable Securities being sold (with Holders of Common Stock issued upon conversion of the Debentures deemed to be Holders, for the purposes of this section, of the aggregate principal amount of Debentures from which such Common Stock was converted) and the managing underwriters, if any.

The above shall be done at (i) the effectiveness of such Registration Statement (and, if appropriate, each post-effective amendment thereto) and (ii) each closing under any underwriting or similar agreement as and to the extent required thereunder;

(n) make available for inspection by representatives of the Holders of the Registrable Securities and any underwriters participating in any disposition pursuant to a Registration Statement and any counsel or accountant retained by such Holders or underwriters, all financial and other records, documents and properties of the Company and the Guarantor reasonably requested by any such Persons, and cause the respective officers, directors, employees, and any other agents of the Company and the Guarantor to supply all information reasonably requested by any such representative, underwriter, special counsel or accountant in connection with a Registration Statement;

(o) a reasonable time prior to filing any Registration Statement, any Prospectus forming a part thereof, any amendment to such Registration Statement or amendment or supplement to such Prospectus, provide copies of such document upon request to the Holders of Registrable Securities, to the Initial Purchasers, to the underwriter or underwriters of an underwritten offering of Registrable Securities, if any, and, if known, to counsel for any such Holders, the Initial Purchasers or underwriters, and make such changes in any such document prior to the filing thereof as the Holders of Registrable Securities, the Initial Purchasers, the counsel to the Holders or the underwriter or underwriters or any of their respective counsel may reasonably request; and shall not at any time make any filing of any such document of which such Holders, the Initial Purchasers on behalf of such Holders, their counsel or any underwriter shall not have previously been advised and furnished a copy or to which the Majority Holders, the Initial Purchasers on behalf of the Holders, their counsel or any underwriter shall reasonably object within a reasonable time period;

(p) use its commercially reasonable best efforts to cause all Registrable Securities to be listed on the principal securities exchange or inter-dealer quotation system such as NASDAQ on which similar debt or equity securities issued by the Company are then listed, if any;

(q) otherwise comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as practicable, an earnings statement covering at least twelve (12) months which shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder; and

(r) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter and its counsel (including any “qualified independent underwriter” that is required to be retained in accordance with the rules and regulations of the NASD).

The Company and Guarantor may (as a condition to such Holder’s participation in the Shelf Registration) require each Holder of Registrable Securities to furnish to the Company such information regarding such Holder and the proposed distribution by such Holder of such Registrable Securities as the Company or Guarantor may from time to time reasonably request in writing.

Each Holder agrees that, upon receipt of any notice from the Company and Guarantor of the happening of any event or development or the discovery of any facts, each of the kind described in Sections 3(e)(ii), 3(e)(iii), 3(e)(v) through 3(e)(vii) or 3(j)(C) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement until receipt by such Holder of (i) the copies of the supplemented or amended Prospectus contemplated by Section 3(j) hereof or (ii) written notice from the Company that the Shelf Registration is once again effective or that no supplement or amendment is required. If so directed by the Company, such Holder will deliver to the Company (at the Company’s expense) all copies in such Holder’s possession, other than permanent file copies then and to be held in such Holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. Nothing in this paragraph shall prevent the accrual of Liquidated Damages on any Securities in accordance with the terms herein.

If any of the Registrable Securities covered by any Registration Statement are to be sold in an underwritten offering, the underwriter or underwriters and manager or managers that will manage such offering will be selected by the Majority Holders of such Registrable Securities included in such offering and shall be reasonably acceptable to the Company. No Holder of Registrable Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements, (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements and (c) provides the Company with the information required in Section 2.1(d) above.

4. Indemnification and Contribution.

(a) The Company and the Guarantor agree, jointly and severally, to indemnify and hold harmless each Initial Purchaser, each Holder, each Person who participates as an underwriter (each, an “Underwriter”), the affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), of any of the foregoing and each Person, if any, who controls any Initial Purchaser, Holder or Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment or supplement thereto) pursuant to which Registrable Securities were registered under the 1933 Act, including all documents incorporated therein by reference, or any omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or any omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 4(d) below) any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by any indemnified party), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser, any Holder or Underwriter expressly for use in a Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto); provided, further, that as to any preliminary Prospectus, this indemnity agreement shall not inure to the benefit of any indemnified party on account of any loss, claim, damage or liability arising from the sale of the Registrable Securities sold pursuant to the Registration Statement to any person by such indemnified party if (x) that indemnified party failed to send or give a copy of the Prospectus, as the same may be amended or supplemented, to that person within the time required by the 1933 Act and (y) the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such preliminary Prospectus was corrected in the Prospectus or a supplement or amendment thereto, as the case may be, unless in each case, such failure resulted from noncompliance by the Company or the Guarantor with Section 3 hereof.

(b) Each Holder, severally but not jointly, agrees to indemnify and hold harmless the Company, the Guarantor, each Initial Purchaser, each Underwriter and each selling Holder, the Affiliates of any of the foregoing, and each Person, if any, who controls the Company, such Initial Purchaser, any Underwriter or any other selling Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 4(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any Prospectus included therein (or any amendment or supplement thereto) in reliance upon and in conformity with written information with respect to such Holder furnished to the Company and the Guarantor by such Holder expressly for use in the Registration Statement (or any amendment thereto) or such Prospectus (or any amendment or supplement thereto); provided, however, that no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement.

(c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 4 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 4(a)(ii) effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement; provided that, an indemnifying party shall not be liable for any such settlement effected without its consent if such indemnifying party, prior to the date of such settlement, (1) reimburses such indemnified party in accordance with such request for the amount of such fees and expenses of counsel as the indemnifying party believes in good faith to be reasonable, and (2) provides written notice to the indemnified party that the indemnifying party disputes in good faith the reasonableness of the unpaid balance of such fees and expenses.

(e) If the indemnification provided for in this Section 4 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Registrable Securities pursuant to the Shelf Registration, or (ii) if the allocation provided for by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative fault of such indemnifying party or parties on the one hand and the indemnified party or parties on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or parties or such indemnified party or parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(f) The Company, the Guarantor, the Holders and the Initial Purchasers agree that it would not be just or equitable if contribution pursuant to this Section 4 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 4 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 4, no Initial Purchaser, Holder or Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which Registrable Securities sold by it pursuant to a Registration Statement were offered exceeds the amount of any damages that such Initial Purchaser, Holder or Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 4, each Person, if any, who controls an Initial Purchaser, Holder or Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the Affiliates of an Initial Purchaser, Holder or Underwriter, shall have the same rights to contribution as such Initial Purchaser, Holder or Underwriter, as the case may be, and each director of the Company or the Guarantor, each officer of the Company or the Guarantor who signed the Registration Statement and each Person, if any, who controls the Company or the Guarantor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, or

who is an Affiliate of the Company or the Guarantor, shall have the same rights to contribution as the Company or the Guarantor, respectively. The respective obligations of the Initial Purchasers, Holders and Underwriters to contribute pursuant to this Section 4 are several in proportion to the principal amount of Securities sold by them pursuant to a Registration Statement and not joint.

The indemnity and contribution provisions contained in this Section 4 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Initial Purchaser, Holder or Underwriter or any Person controlling any Initial Purchaser, Holder or Underwriter, or by or on behalf of the Company or the Guarantor, their respective officers, or directors or any Person controlling the Company or the Guarantor and (iii) any sale of Registrable Securities pursuant to a Registration Statement.

5. Miscellaneous.

5.1 Rule 144 and Rule 144A. If the Company ceases to be subject to the reporting requirements of Section 13 or 15 of the 1934 Act, the Company and the Guarantor will upon the request of any Holder or beneficial owner of Registrable Securities (a) make publicly available such information (including, without limitation, the information specified in Rule 144A(d)(4) under the 1933 Act) as is necessary to permit sales pursuant to Rule 144 under the 1933 Act, (b) deliver or cause to be delivered, promptly following a request by any Holder or beneficial owner of Registrable Securities or any prospective purchaser or transferee designated by such Holder or beneficial owner, such information (including, without limitation, the information specified in Rule 144A(d)(4) under the 1933 Act) as is necessary to permit sales pursuant to Rule 144A under the 1933 Act and it will take such further action as any Holder or beneficial owner of Registrable Securities may reasonably request, and (c) take such further action that is required from time to time to enable such Holder to sell its Registrable Securities without registration under the 1933 Act within the limitation of the exemptions provided by (i) Rule 144 under the 1933 Act, as such Rule may be amended from time to time, (ii) Rule 144A under the 1933 Act, as such Rule may be amended from time to time or (iii) any similar rules or regulations hereafter adopted by the SEC. Upon the request of any Holder or beneficial owner of Registrable Securities, the Company and the Guarantor will deliver to such Holder a written statement as to whether it has complied with such requirements.

5.2 No Inconsistent Agreements. Neither the Company nor the Guarantor has entered into nor will the Company nor the Guarantor on or after the date of this Agreement enter into any agreement with respect to their respective securities that conflicts with the rights granted to the Holders of Registrable Securities in this Agreement. The rights granted to the Holders hereunder do not conflict in any material respect with rights granted to the holders of any of the Company’s or the Guarantor’s other issued and outstanding securities under any other agreements entered into by the Company or the Guarantor or any of their subsidiaries that are in effect on the date hereof.

5.3 Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company and Guarantor have obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or departure (with Holders of Common stock issued upon conversion of the Debentures deemed to be Holders, for the purposes of this section, of the aggregate principal amount of Debentures from which such Common Stock was converted).

5.4 Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, telecopier or any courier guaranteeing overnight delivery (a) if to a Holder (other than the Initial Purchasers), at the most current address set forth on the records of the registrar under the Indenture, (b) if to an Initial Purchaser, at the most current address given by such Initial Purchaser to the Company by means of a notice given in accordance with the provisions of this Section 5.4, which address initially is the address set forth in the Purchase Agreement with respect to Deutsche Bank Securities Inc., and (c) if to the Company or Guarantor, initially at the Company’s address set forth in the Purchase Agreement, and thereafter at such other address of which notice is given in accordance with the provisions of this Section 5.4.

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; two business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

5.5 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided, that (a) this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquires Registrable Securities from a Holder and (b) nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms hereof or of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities, such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such person shall be entitled to receive the benefits hereof.

5.6 Third Party Beneficiaries. Each Initial Purchaser (even if such Initial Purchaser is not a Holder of Registrable Securities) shall be a third party beneficiary of the agreements made hereunder between the Company and the Guarantor, on the one hand, and the Holders, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder. Each Holder of Registrable Securities shall be a third party beneficiary to the agreements made hereunder between the Company and the Guarantor, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder.

5.7 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

5.8 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

5.9 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

5.10 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

WYNN RESORTS, LIMITED

By:	/s/ JOHN STRZEMP
Name: John Strzemp Title: Executive Vice President and Chief Financial Officer

WYNN RESORTS FUNDING, LLC

BY:	Wynn Resorts, Limited, its sole member and control manager

	By:	/s/ JOHN STRZEMP
Name: John Strzemp Title: Executive Vice President and Chief Financial Officer

Confirmed and accepted as of the date first above written:

Deutsche Bank Securities Inc.

As Representative of the Initial

Purchasers listed on Schedule II

of the Purchase Agreement

By:	/s/ A. DREW GOLDMAN
Name: A. Drew Goldman Title: Director

By:	/s/ PAUL WHYTE
Name: Paul Whyte Title: Managing Director